Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OR A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee
Pursuant to Section 305(b)(2)   X

CITIBANK, N.A.
(Exact name of registrant as specified in its charter)

13-5266470 (I.R.S. employer Identification no.)

388 Greenwich Street, New York, New York (Address of principal executive office)	10013 (Zip Code)

ICON PUBLIC LIMITED COMPANY (Exact name of registrant as specified in its charter)	ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY (Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	Ireland (State or other jurisdiction of incorporation or organization)

Not Applicable (I.R.S. Employer Identification Number) South County Business Park, Leopardstown Dublin 18, D18 X5R3 Ireland (Address of principal executive offices)	Not Applicable (I.R.S. Employer Identification Number) South County Business Park, Leopardstown Dublin 18, D18 X5R3 Ireland (Address of principal executive offices)

Debt Securities
(Title of indenture securities)

Item 1.	General Information. Furnish the following information as Trustee:

a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.
Federal Reserve Bank of New York	33 Liberty Street, New York, New York
Federal Deposit Insurance Corporation	Washington, D.C.

b)	Whether is it authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliation with the Obligor

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.
Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)
Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).
Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)
Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)
Exhibit 5 - Not applicable.
Exhibit 6 – The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended , the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2023 - attached)
Exhibit 8 - Not applicable.
Exhibit 9 - Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 26th day of April 2024.

CITIBANK, N.A.

By: /s/ Peter Lopez

Peter Lopez

Senior Trust Officer

Exhibit 7 for Form T-1

Exhibit 7 for Form T-1